PRESS RELEASE
NYSE: CIM
CHIMERA INVESTMENT CORPORATION
520 Madison Avenue
New York, New York 10022
_________________________________________________________________________________________________

Investor Relations
866-315-9930
www.chimerareit.com
FOR IMMEDIATE RELEASE
CHIMERA INVESTMENT CORPORATION RELEASES 4TH QUARTER AND FULL YEAR 2016 EARNINGS

•	4TH QUARTER GAAP EARNINGS OF $1.17 PER COMMON SHARE

•	4TH QUARTER CORE EARNINGS(1) OF $0.65 PER COMMON SHARE

•	FULL YEAR GAAP EARNINGS OF $2.92 PER COMMON SHARE UP FROM $1.25 PER COMMON SHARE IN 2015

•	FULL YEAR CORE EARNINGS OF $2.42 PER COMMON SHARE UP FROM $2.37 PER COMMON SHARE IN 2015

•	GAAP BOOK VALUE OF $15.87 PER COMMON SHARE UP FROM $15.70 PER COMMON SHARE IN 2015, COMPARED TO $16.18 IN 3RD QUARTER 2016
“Chimera’s portfolio produced a positive total return despite a significant rise in long term interest rates in the fourth quarter of 2016”, said Matthew Lambiase, Chimera’s CEO and President. “Full year 2016 included meaningful new investments in securitized mortgage loans which helped us grow earnings. We finished our first calendar year as an internally managed company and remain committed to creating value for our shareholders.”

(1) Core earnings is a non-GAAP measure. See additional discussion on page 5.

Note: All per common share amounts presented on a diluted basis.

Other Information

Chimera Investment Corporation is a publicly traded real estate investment trust, or REIT, that is primarily engaged in real estate finance. We were incorporated in Maryland on June 01, 2007 and commenced operations on November 21, 2007. We invest, either directly or indirectly through our subsidiaries, in RMBS, residential mortgage loans, Agency CMBS, commercial mortgage loans, real estate-related securities and various other asset classes. We have elected and believe that we are organized and have operated in a manner that enables us to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Code.
Please visit www.chimerareit.com and click on Investor Relations for additional information about us.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)
	December 31, 2016	December 31, 2015
Assets:
Cash and cash equivalents	$177,714	$114,062
Non-Agency RMBS, at fair value	3,330,063	3,675,841
Agency MBS, at fair value	4,167,754	6,514,824
Securitized loans held for investment, at fair value	8,753,653	4,768,416
Accrued interest receivable	79,697	66,247
Other assets	166,350	189,796
Derivatives, at fair value, net	9,677	15,460
Total assets (1)	$16,684,908	$15,344,646
Liabilities:
Repurchase agreements, MBS ($7.0 billion and $8.8 billion pledged as collateral, respectively)	$5,600,903	$7,439,339
Securitized debt, collateralized by Non-Agency RMBS ($1.8 billion and $2.1 billion pledged as collateral, respectively)	334,124	529,415
Securitized debt at fair value, collateralized by loans held for investment ($8.8 billion and $4.8 billion pledged as collateral, respectively)	6,941,097	3,720,496
Payable for investments purchased	520,532	560,641
Accrued interest payable	48,670	37,432
Dividends payable	97,005	90,097
Accounts payable and other liabilities	16,694	11,404
Derivatives, at fair value	2,350	9,634
Total liabilities (1)	$13,561,375	$12,398,458

Stockholders' Equity:
Preferred Stock: par value $0.01 per share; 8% Series A cumulative redeemable; 100,000,000 shares authorized, 5,800,000 and 0 shares issued and outstanding, respectively ($145,000 liquidation preference)	$58	$—
Common stock: par value $0.01 per share; 300,000,000 shares authorized, 187,739,634 and 187,711,868 shares issued and outstanding, respectively	1,877	1,877
Additional paid-in-capital	3,508,779	3,366,568
Accumulated other comprehensive income	718,106	773,791
Cumulative earnings	2,443,184	1,891,239
Cumulative distributions to stockholders	(3,548,471)	(3,087,287)
Total stockholders' equity	$3,123,533	$2,946,188
Total liabilities and stockholders' equity	$16,684,908	$15,344,646
(1) The Company's consolidated statements of financial condition include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIE for which creditors do not have recourse to the primary beneficiary (Chimera Investment Corporation). As of December 31, 2016 and December 31, 2015, total assets of consolidated VIEs were $10,761,954 and $7,031,278, respectively, and total liabilities of consolidated VIEs were $7,300,163 and $4,262,017, respectively.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except share and per share data)
	For the Year Ended
	December 31, 2016	December 31, 2015	December 31, 2014
Net Interest Income:
Interest income (1)	$934,068	$872,737	$687,795
Interest expense (2)	347,857	259,365	147,785
Net interest income	586,211	613,372	540,010
Other-than-temporary impairments:
Total other-than-temporary impairment losses	(9,589)	(8,700)	(8,713)
Portion of loss recognized in other comprehensive income	(48,398)	(58,744)	(55,279)
Net other-than-temporary credit impairment losses	(57,987)	(67,444)	(63,992)
Other investment gains (losses):
Net unrealized gains (losses) on derivatives	50,093	67,385	(103,496)
Realized gains (losses) on terminations of interest rate swaps	(60,616)	(98,949)	—
Net realized gains (losses) on derivatives	(44,886)	(83,073)	(82,852)
Net gains (losses) on derivatives	(55,409)	(114,637)	(186,348)
Net unrealized gains (losses) on financial instruments at fair value	59,552	(158,433)	193,534
Net realized gains (losses) on sales of investments	18,155	77,074	91,709
Gain (loss) on deconsolidation	—	(256)	47,846
Gains (losses) on Extinguishment of Debt	(477)	(5,930)	(2,184)
Total other gains (losses)	21,821	(202,182)	144,557
Other income:
Other income	95,000	—	23,783
Total other income	95,000	—	23,783
Other expenses:
Management fees	—	24,609	32,514
Expense recoveries from Manager	—	(6,906)	(8,936)
Net management fees	—	17,703	23,578
Provision for loan losses, net	—	—	(232)
Compensation and benefits	26,901	10,544	—
General and administrative expenses	17,516	31,633	20,403
Servicing Fees of consolidated VIEs	31,178	25,244	10,004
Deal Expenses	17,424	8,272	1,398
Total other expenses	93,019	93,396	31,368
Income (loss) before income taxes	552,026	250,350	589,207
Income taxes	83	1	2
Net income (loss)	$551,943	$250,349	$589,205

Dividend on preferred stock	2,449	—	—

Net income (loss) available to common shareholders	$549,494	$250,349	$589,205

Net income (loss) per share available to common shareholders:
Basic	$2.93	$1.25	$2.87
Diluted	$2.92	$1.25	$2.87

Weighted average number of common shares outstanding:
Basic	187,728,634	199,563,196	205,450,095
Diluted	188,024,838	199,650,177	205,508,769

Dividends declared per share of common stock	$2.44	$1.92	$1.80

(1) Includes interest income of consolidated VIEs of $678,623, $575,715, and $428,992 for the years ended December 31, 2016, 2015, and 2014 respectively.
(2) Includes interest expense of consolidated VIEs of $249,708, $191,922 and $119,103 for the years ended December 31, 2016, 2015, 2014 respectively.

	For the Quarter Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(dollars in thousands, except per share data)
Net Interest Income:
Interest income	$260,823	$250,953	$221,096	$201,194
Interest expense	106,737	94,911	83,227	62,981
Net interest income	154,086	156,042	137,869	138,213
Other-than-temporary impairments:
Total other-than-temporary impairment losses	(1,034)	(993)	(3,139)	(4,423)
Portion of loss recognized in other comprehensive income	(13,746)	(10,581)	(17,816)	(6,255)
Net other-than-temporary credit impairment losses	(14,780)	(11,574)	(20,955)	(10,678)
Net gains (losses) on derivatives	115,523	13,360	(47,755)	(136,537)
Net unrealized gains (losses) on financial instruments at fair value	(20,664)	32,999	30,347	16,871
Gain (loss) on deconsolidation	—	—	—	—
Gain (loss) on Extinguishment of Debt	1,334	(45)	—	(1,766)
Net realized gains (losses) on sales of investments	11,121	3,079	6,631	(2,674)
Other Income	—	—	—	95,000
Total other expenses	24,698	21,031	31,987	15,302
Net income	$221,903	$172,817	$74,127	$83,098
Dividend on preferred stock	$2,449	$—	$—	$—
Net income (loss) available to common shareholders	$219,454	$172,817	$74,127	$83,098
Net income per common share-basic	$1.17	$0.92	$0.39	$0.44

Core earnings

Core earnings is a non-GAAP measure and is defined as GAAP net income excluding unrealized gains on the aggregate portfolio, impairment losses, realized gains on sales of investments, realized gains or losses on futures, realized gains or losses on swap terminations, gain on deconsolidation, extinguishment of debt and certain other non-recurring gains or losses. As defined, core earnings include interest income and expense as well as realized losses on interest rate swaps used to hedge interest rate risk. Management believes that the presentation of core earnings is useful to investors because it can provide a useful measure of comparability to our other REIT peers, but has important limitations. We believe core earnings as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, core earnings should not be viewed in isolation and is not a substitute for net income or net income per basic share computed in accordance with GAAP.

The following table provides GAAP measures of net income and net income per basic share available to common stockholders for the periods presented and details with respect to reconciling the line items to core earnings and related per average basic common share amounts:

	For the Year Ended
	December 31, 2016	December 31, 2015	December 31, 2014
	(dollars in thousands, except per share data)
GAAP Net income available to common stockholders	$549,494	$250,349	$589,205
Adjustments:
Net other-than-temporary credit impairment losses	57,987	67,444	63,992
Net unrealized (gains) losses on derivatives	(50,093)	(67,385)	103,496
Net unrealized (gains) losses on financial instruments at fair value	(59,552)	158,433	(193,534)
Net realized (gains) losses on sales of investments	(18,155)	(77,074)	(91,709)
(Gains) losses on extinguishment of debt	477	5,930	2,184
Realized (gains) losses on terminations of interest rate swaps	60,616	98,949	—
Net realized (gains) losses on derivatives - Futures(1)	9,170	35,523	38,552
Total other (gains) losses	(95,000)	256	(71,629)
Core Earnings	$454,944	$472,425	$440,557

GAAP net income per basic common share	$2.93	$1.25	$2.87
Core earnings per basic common share(2)	$2.42	$2.37	$2.14

	For the Quarters Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
	(dollars in thousands, except per share data)
GAAP Net income available to common stockholders	$219,454	$172,817	$74,127	$83,098	$115,380
Adjustments:
Net other-than-temporary credit impairment losses	14,780	11,574	20,955	10,678	14,696
Net unrealized (gains) losses on derivatives	(101,475)	(27,628)	(22,100)	101,110	(46,842)
Net unrealized (gains) losses on financial instruments at fair value	20,664	(32,999)	(30,347)	(16,871)	69,793
Net realized (gains) losses on sales of investments	(11,121)	(3,079)	(6,631)	2,674	(34,285)
(Gains) losses on extinguishment of debt	(1,334)	45	—	1,766	(8,906)
Realized (gains) losses on terminations of interest rate swaps	—	—	60,158	458	(754)
Net realized (gains) losses on Futures (1)	(19,628)	7,823	(635)	21,609	(9,018)
Total other (gains) losses	—	—	—	—	256
Other income	—	—	—	(95,000)	—
Core Earnings	$121,340	$128,553	$95,527	$109,522	$100,320

GAAP net income per basic common share	$1.17	$0.92	$0.39	$0.44	$0.61
Core earnings per basic common share(2)	$0.65	$0.68	$0.51	$0.58	$0.53

(1) Included in net realized gains (losses) on derivatives in the Consolidated Statements of Operations.
(2) We note that core and taxable earnings will typically differ, and may materially differ, due to differences on realized gains and losses on investments and related hedges, credit loss recognition, timing differences in premium amortization, accretion of discounts, equity compensation and other items.

The following tables provide a summary of the Company’s RMBS portfolio at December 31, 2016 and December 31, 2015.

	December 31, 2016
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$3,190,947	$55.76	$78.69	4.3%	15.5%
Senior, interest-only	5,648,339	5.18	4.49	1.5%	11.7%
Subordinated	673,259	70.83	82.21	3.8%	9.2%
Subordinated, interest-only	266,927	5.20	4.50	1.1%	13.5%
Agency MBS
Residential pass-through	2,594,570	105.78	104.29	3.9%	3.0%
Commercial pass-through	1,331,543	102.64	98.91	3.6%	2.9%
Interest-only	3,356,491	4.53	4.31	0.8%	3.5%

	December 31, 2015
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$3,651,869	$57.47	$77.39	3.8%	13.7%
Senior, interest-only	5,426,029	4.95	4.32	1.7%	12.9%
Subordinated	762,466	69.25	79.26	3.2%	8.8%
Subordinated, interest-only	284,931	5.34	3.95	1.2%	10.9%
Agency MBS
Residential pass-through	5,045,418	105.07	104.41	3.7%	2.8%
Commercial pass-through	952,091	102.27	102.28	3.4%	2.9%
Interest-only	6,722,472	4.17	4.06	0.8%	3.4%

(1) Bond Equivalent Yield at period end.

At December 31, 2016 and December 31, 2015, the repurchase agreements collateralized by RMBS had the following remaining maturities.

	December 31, 2016	December 31, 2015
	(dollars in thousands)
Overnight	$—	$—
1 to 29 days	2,947,604	3,312,902
30 to 59 days	958,956	2,501,513
60 to 89 days	407,625	246,970
90 to 119 days	559,533	430,026
Greater than or equal to 120 days	727,185	947,928
Total	$5,600,903	$7,439,339

The following table summarizes certain characteristics of our portfolio at December 31, 2016 and December 31, 2015.

	December 31, 2016	December 31, 2015
Interest earning assets at period-end (1)	$16,251,470	$14,959,081
Interest bearing liabilities at period-end	$12,876,124	$11,689,250
GAAP Leverage at period-end	4.1:1	4.0:1
GAAP Leverage at period-end (recourse)	1.8:1	2.5:1
Portfolio Composition, at amortized cost
Non-Agency RMBS	9.0%	10.4%
Senior	3.9%	4.7%
Senior, interest only	1.9%	1.9%
Subordinated	3.1%	3.7%
Subordinated, interest only	0.1%	0.1%
RMBS transferred to consolidated VIEs	7.6%	10.1%
Agency MBS	27.7%	46.0%
Residential	17.8%	37.2%
Commercial	8.9%	6.8%
Interest-only	1.0%	2.0%
Securitized loans held for investment	55.7%	33.5%
Fixed-rate percentage of portfolio	88.4%	84.7%
Adjustable-rate percentage of portfolio	11.6%	15.3%
Annualized yield on average interest earning assets for the periods ended	6.4%	6.0%
Annualized cost of funds on average borrowed funds for the periods ended (2)	3.0%	2.5%
(1) Excludes cash and cash equivalents.
(2) Includes the effect of realized losses on interest rate swaps.

Economic Net Interest Income

Our “Economic net interest income” is a non-GAAP financial measure, that equals interest income, less interest expense and realized losses on our interest rate swaps. Realized losses on our interest rate swaps are the periodic net settlement payments made or received.  For the purpose of computing economic net interest income and ratios relating to cost of funds measures throughout this section, interest expense includes net payments on our interest rate swaps, which is presented as a part of Realized gains (losses) on derivatives in our Consolidated Statements of Operations and Comprehensive Income. Interest rate swaps are used to manage the increase in interest paid on repurchase agreements in a rising rate environment. Presenting the net contractual interest payments on interest rate swaps with the interest paid on interest-bearing liabilities reflects our total contractual interest payments. We believe this presentation is useful to investors because it depicts the economic value of our investment strategy by showing actual interest expense and net interest income. Where indicated, interest expense, including interest payments on interest rate swaps, is referred to as economic interest expense. Where indicated, net interest income reflecting interest payments on interest rate swaps, is referred to as economic net interest income.

The following table reconciles the GAAP and non-GAAP measurements reflected in the Management’s Discussion and Analysis of Financial Condition and Results of Operations.

	GAAP Interest Income	GAAP Interest Expense	Net Realized Losses on Interest Rate Swaps	Other(2)	Economic Interest Expense	GAAP Net Interest Income	Net Realized Losses on Interest Rate Swaps	Other (1)(2)	Economic Net Interest Income
For the Year Ended December 31, 2016	$934,068	$347,857	$28,107	$—	$375,964	$586,211	$(28,107)	$(882)	$557,222
For the Year Ended December 31, 2015	$872,737	$259,365	$47,227	$(2,217)	$304,375	$613,372	$(47,227)	$1,218	$567,363
For the Year Ended December 31, 2014	$687,795	$147,785	$52,522	$—	$200,307	$540,010	$(52,522)	$(22)	$487,466

For the Quarter Ended December 31, 2016	$260,823	$106,737	$4,151	$—	$110,888	$154,086	$(4,151)	$40	$149,975
For the Quarter Ended September 30, 2016	$250,953	$94,911	$4,595	$—	$99,506	$156,042	$(4,595)	$(105)	$151,342
For the Quarter Ended June 30, 2016	$221,096	$83,227	$8,141	$—	$91,368	$137,869	$(8,141)	$(367)	$129,361
For the Quarter Ended March 31, 2016	$201,194	$62,981	$11,220	$—	$74,201	$138,213	$(11,220)	$(448)	$126,545
(1) Primarily interest income on cash and cash equivalents.
(2) Other includes $2 million of deferred financing expenses written off during the quarter ended September 30, 2015.

The table below shows our average earning assets held, interest earned on assets, yield on average interest earning assets, average debt balance, economic interest expense, economic average cost of funds, economic net interest income, and net interest rate spread for the periods presented.

	For the Quarter Ended
	December 31, 2016			December 31, 2015
	(dollars in thousands)			(dollars in thousands)
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
Agency MBS	$3,730,032	$38,494	4.1%	$5,967,169	$37,762	2.5%
Non-Agency RMBS	1,390,837	32,098	9.2%	1,452,456	27,993	7.7%
Non-Agency RMBS transferred to consolidated VIEs	1,208,217	61,021	20.2%	1,465,966	64,045	17.5%
Jumbo Prime securitized residential mortgage loans held for investment	355,578	2,958	3.3%	474,543	3,688	3.1%
Seasoned subprime securitized residential mortgage loans held for investment	8,337,725	126,292	6.1%	4,523,675	68,411	6.0%
Total	$15,022,389	$260,863	6.9%	$13,883,809	$201,899	5.8%

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Agency repurchase agreements (2)	$3,199,755	$11,340	1.4%	$5,296,934	$20,045	1.5%
Non-Agency repurchase agreements	2,499,313	18,579	3.0%	2,095,149	12,677	2.4%
Securitized debt, collateralized by Non-Agency RMBS	357,422	5,610	6.3%	550,634	8,171	5.9%
Securitized debt, collateralized by jumbo prime residential mortgage loans	261,882	2,128	3.2%	370,160	3,041	3.3%
Securitized debt, collateralized by seasoned subprime residential mortgage loans	6,720,323	73,231	4.4%	3,601,082	32,694	3.6%
Total	$13,038,695	$110,888	3.4%	$11,913,959	$76,628	2.6%

Economic net interest income/net interest rate spread		$149,975	3.5%		$125,271	3.2%

Net interest-earning assets/net interest margin	$1,983,694		4.0%	$1,969,850		3.6%

Ratio of interest-earning assets to interest bearing liabilities	1.15			1.17

(1) Interest-earning assets at amortized cost
(2) Interest includes cash paid on swaps

The table below shows our Net Income, Economic Net Interest Income and Core Earnings, each as a percentage of average equity. Return on average equity is defined as our GAAP net income (loss) as a percentage of average equity. Average equity is defined as the average of Company’s beginning and ending equity balance for the period reported. Economic Net Interest Income is a non-GAAP financial measure, that equals interest income, less interest expense and realized losses on our interest rate swaps. Core Earnings is a non-GAAP measures as defined in previous section.

	Return on Average Equity	Economic Net Interest Income/Average Equity *	Core Earnings/Average Equity
	(Ratios have been annualized)
For the Year Ended December 31, 2016	18.42%	18.59%	15.18%
For the Year Ended December 31, 2015	7.52%	17.12%	14.20%
For the Year Ended December 31, 2014	16.99%	14.06%	12.70%

For the Quarter Ended December 31, 2016	28.82%	19.48%	15.76%
For the Quarter Ended September 30, 2016	23.04%	20.18%	17.14%
For the Quarter Ended June 30, 2016	10.09%	17.61%	13.00%
For the Quarter Ended March 31, 2016	11.34%	17.28%	14.95%
* Includes effect of realized losses on interest rate swaps.

The following table presents changes to Accretable Discount (net of premiums) as it pertains to our Non-Agency RMBS portfolio, excluding premiums on IOs, during the previous five quarters.

	For the Quarters Ended
Accretable Discount (Net of Premiums)	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
	(dollars in thousands)
Balance, beginning of period	$733,060	$769,764	$778,847	$824,154	$873,091
Accretion of discount	(44,427)	(44,455)	(42,297)	(45,481)	(43,520)
Purchases	(33,987)	8,959	(1,001)	(11,102)	1,845
Sales and deconsolidation	(2,138)	(14,386)	(20,590)	—	(35,144)
Transfers from/(to) credit reserve, net	31,140	13,178	54,805	11,276	27,882
Balance, end of period	$683,648	$733,060	$769,764	$778,847	$824,154

Disclaimer
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2015, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the credit risk in our underlying assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; our ability to borrow to finance our assets and the associated costs; changes in the competitive landscape within our industry; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire residential mortgage loans and successfully securitize the residential mortgage loans we acquire; our ability to oversee our third party sub-servicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.
Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.
Readers are advised that the financial information in this press release is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors.